Exhibit 10.8

SECOND AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of November 27 2002 by and among MONACO COACH CORPORATION, a Delaware corporation, ROYALE COACH BY MONACO, INC., an Indiana corporation, MCC ACQUISITION CORPORATION, a Delaware corporation (“MCC”), the Lenders and U.S. BANK NATIONAL ASSOCIATION as the Administrative Lender.

RECITALS

Borrowers, Administrative Lender and Lenders are parties to that certain Amended and Restated Credit Agreement dated September 28, 2001 (as previously amended, the “Agreement”).  In order to permit the acquisition of ORN, ORLV and ORMCC, Borrowers, Administrative Lender and Lenders desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Administrative Lender, Lenders and Borrowers hereby agree as follows:

1.             Definitions.    All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement.

2.             Amendment to Section 1.1.

(a)           The following defined terms are amended in their entirety to read as follows:

“Borrower” shall mean each of Monaco Coach Corporation, Royale Coach by Monaco, Inc., MCC Acquisition Corporation, ORN, ORLV and ORMCC.

“Collateral” means all of Borrowers’ assets (except real property), including, without limitation, (a) all Accounts, Rights to Payment, General Intangibles, Records, goods, fixtures, inventory, equipment, money, letter of credit rights, supporting obligations, instruments, chattel paper, deposit accounts, documents, investment property, and commercial tort claims; (b) all products, proceeds, rents and profits of the foregoing; and (c) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights.

“Disclosure Letter” means the Disclosure Letter from Borrowers’ Agent to Administrative Lender dated the Closing Date, as amended with Lenders consent by amendments dated as of January 31, 2002 and November 27, 2002.

“Fixed Rate Term” means a period of one, two, three or six months, as designated by Borrowers’ Agent, during which a Loan bears interest determined in relation to LIBOR; provided, however, that no Fixed Rate Term for a Revolving Loan may extend beyond the Revolver Maturity Date, no Fixed Rate Term for a Term Loan or a Term Loan II may extend beyond the Maturity Date, and if the last day of a Fixed Rate Term is not a Business Day, such term shall be extended to the next succeeding Business Day, or if the next succeeding Business Day falls in another calendar month, such term shall end on the next preceding Business Day.

“Loan” means an advance made by a Lender to Borrowers pursuant to any one of Sections 3.1, 3.2, 3.3 or 3.3A.

“Note” means any of (i) a master promissory note executed by Borrowers in favor of Administrative Lender for the ratable benefit of Lenders evidencing Revolving Loans, (ii) a master promissory note executed by Borrowers in favor of Administrative Lender for the ratable benefit of Lenders evidencing Term Loans, (iii) a master promissory note executed by Borrowers in favor of Administrative Lender for the ratable benefit of Lenders evidencing Term Loans II or (iv) a promissory note executed by Borrowers in favor of Swingline Lender evidencing the Swing Loans, each substantially in the form of one of the forms attached as Exhibit B.

“Ratable Portion” means, with respect to any Lender:  (i) with respect to Revolving Loans, the quotient obtained by dividing the total of such Lender’s Revolving Loan Commitment by the total Revolving Loan Commitments of all Lenders; (ii) with respect to Term Loans, the quotient obtained by dividing the total of such Lender’s Term Loan Commitment by the total Term Loan Commitments of all Lenders; (iii) with respect to Term Loans II, the quotient obtained by dividing the total of such Lender’s Term Loan II Commitment by the total Term Loan II Commitments of all Lenders; and (iv) with respect to all Loans, the quotient obtained by dividing the total of such Lender’s Revolving Loan Commitment, Term Loan Commitment, Term Loan II Commitment and Swing Loan Commitment by the Total Commitments.  At all times when the Total Commitments are zero, all references in the preceding sentence to “Commitments” shall mean Commitments existing immediately before the Total Commitments became zero.

“Total Commitments” means the total of all Revolving Loan Commitments, Swing Loan Commitment, Term Loan Commitments and Term Loan II Commitments.

(b)           The definition of “Permitted Liens” is revised by deleting “and” before item (n) and adding the following immediately before the period: “; and (o) the Liens affecting the real property of ORLV, ORMCC and ORN at the time of the closing of the ORA Acquisition that are described on Exhibit B to the Second Amendment hereto.”

(c)           The following additional defined terms are added to Section 1.1:

“ORA Acquisition” means the transactions contemplated by the following agreements:  (i) Stock Purchase Agreement dated as of November 27, 2002 by and among Parent, MCC, ORA and ORLV; (ii) Stock Purchase Agreement dated as of November 27, 2002 by and among Parent, MCC, ORA and ORN; and (iii) Stock Purchase Agreement dated as of November 27, 2002 by and among Parent, MCC, ORA and ORMCC.

“ORLV” means Outdoor Resorts of Las Vegas, Inc., a Nevada corporation.

“ORMCC” means Outdoor Resorts Motorcoach Country Club, Inc., a California corporation.

“ORN” means Outdoor Resorts of Naples, Inc., a Florida corporation.

“Term Loan II” means a Loan made by a Lender to Borrowers pursuant to Section 3.3A.

“Term Loan II Commitment” means, as to any Lender, the amount set opposite such Lender’s name on Schedule I as its “Term Loan II Commitment,” as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted pursuant to Section 13.5(c).

3.             Section 3.3(b)(iii).  Section 3.3(b)(iii) is amended in its entirety to read as follows:

(iii)          if as of the end of any fiscal quarter of Parent the net book value of Borrowers’ property, plant and equipment (exclusive of the property, plant and equipment acquired by Borrowers from ORA) is less than the total of (A) $120,942,000, less (B) the sum of all principal payments made on the Term Loans and less (C) $5,000,000,  Borrowers, within 60 days after the end of such quarter (110 days if the quarter is Parent’s fourth fiscal quarter), shall prepay the outstanding principal amount of the Terms Loans by an amount equal to such difference;

4.             Addition of Section 3.3A.  Section 3.3A is added to the Agreement to read as follows:

3.3A       TERM LOAN II

(a)           On the terms and subject to the conditions contained in this Agreement, each Lender agrees to make  a term loan (each a “Term Loan II”) in a single advance on the effective date of the Second Amendment hereto to Borrowers in the amount of such Lender’s Term Loan II Commitment.  Contemporaneously with the closing of the ORA Acquisition, Borrowers shall use proceeds of Term Loans II to repay all of ORN’s, ORLV’s and ORMCC’s then outstanding indebtedness for borrowed money owed to a Person other than a Borrower.  The Term Loans II shall be evidenced by a Note.

(b)           On the Maturity Date, Borrowers shall repay the unpaid principal amount of each Term Loan II, and prior thereto:

(i)            Borrowers shall, on the last day of each calendar quarter, beginning December 31, 2002, repay the outstanding principal balance of the Term Loans II by making a payment in the aggregate amount of $1,833,333, provided that if on or before such day a principal payment has been made pursuant to any of items (iii), (iv) or (v) below, then the required principal payment due on such day shall be the amount resulting from dividing the then outstanding principal balance of Term Loans II by the number equal to one plus the number of full calendar quarters remaining after such day through the Maturity Date;

(ii)           Borrowers may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Term Loans II; provided, however, that (A) no such prepayment of any LIBOR Loan may be made on any day other than the last day of the Fixed Rate Term for such Loan; (B) all such voluntary prepayments shall require at least three but no more than five Business Days prior written notice to Administrative Lender; and (C) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000;

(iii)          upon the sale of all or substantially all of the real property located in Naples, FL owned by ORN, Borrowers shall prepay the outstanding principal amount of the Term Loans II by $3,000,000;

(iv)          upon the sale of all or substantially all of the real property located in Las Vegas, NV owned by ORLV, Borrowers shall prepay the outstanding principal amount of the Term Loans II by an amount equal to $10,000,000 less 45.45% of the amount of all payments made pursuant to Section 3.3A(b)(i); and

(v)           upon the sale of all or substantially all of the real property located in Indio, CA owned by ORMCC, Borrowers shall prepay the outstanding principal amount of the Term Loans II by an amount equal to $9,000,000 less 40.9% of the amount of all payments made pursuant to Section 3.3A(b)(i).

Each prepayment of Term Loans II made pursuant to any of clauses (ii) through (v) shall be applied in the inverse order of the scheduled repayments of Term Loans II set forth in clause (i) and shall be applied ratably among the Term Loans II.  Each prepayment of Term Loans II made pursuant to this Section shall be without premium or penalty, except for any funding loss indemnification required by Section 3.12.  No amounts paid or prepaid with respect to a Term Loan II may be reborrowed.

5.             Addition of Section 8.20.  Section 8.20 is added to the Agreement to read as follows:

8.20        LIEN IN REAL PROPERTY

Promptly upon Administrative Lender’s request, Borrower shall execute and deliver to Administrative Lender such mortgages, deeds of trust and other agreements and documents, and take such actions, as Administrative Lender determines to be reasonably necessary to grant Administrative Lender a first priority Lien (subject only to Permitted Liens) in Borrower’s real property.

6.             Amendment of Section 9.1.  Section 9.1 is amended in its entirety to read as follows:

Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon or with respect to any of its properties (including, without limitation any real property), whether now owned or hereafter acquired, or assign any right to receive income, except Permitted Liens and Liens subordinated to the Administrative Lender’s Liens by Section 9.2(h).

7.             Amendment of Section 9.2(h).  Section 9.2(h) is amended in its entirety to read as follows:

(h)           Debt of any Borrower to another Borrower, and each Borrower hereby agrees that if it has or hereafter acquires a Lien in any Collateral in which Administrative Lender has or hereafter acquires a perfected Lien, then Borrower’s Lien shall be junior in priority to Administrative Lender’s Lien, notwithstanding the date, manner or order of perfection of Borrower’s Lien and Administrative Lender’s Lien;

8.             Amendment of Section 9.4.  The introductory clause to Section 9.4 is amended in its entirety to read as follows:

Except as permitted in Sections 9.5(h) and 9.5 (i) and except for (1) the ORA Acquisition and (2) the sale by ORLV, ORMCC and ORN of their real property assets:

9.             Amendment of Section 9.6.  Section 9.6 is amended in its entirety to read as follows:

Directly or indirectly engage, or permit any Subsidiary to directly or indirectly engage, in any business activity other than (a) the type of business activities in which Borrowers, other than ORLV, ORMCC and ORN, are engaged on the Closing Date, (b) with respect to ORLV, ORMCC and ORN only, the type of business activities in which ORLV, ORMCC and ORN are engaged on the closing of the ORA Acquisition and (c) activities reasonably related thereto.

10.          Amendment of Section 9.8.  Section 9.8 is amended in its entirety to read as follows:

Cancel, or permit any Subsidiary to cancel, any claim or Indebtedness owed to it except for legitimate business purposes in the reasonable judgment of Borrowers and in the ordinary course of business, provided that Parent may cancel any Indebtedness owed to it by any of ORLV, ORMCC and ORN.

11.          Amendment of Section 10.1.  Section 10.1 is amended in its entirety to read as follows:

As of the end of each fiscal quarter ending in 2001 and 2002, Parent shall maintain a Leverage Ratio not greater than 2.00:1.  As of the end of each fiscal quarter ending after 2002 and before July 1, 2003, Parent shall maintain a Leverage Ratio not greater than 1.75:1.  As of the end of each fiscal quarter ending after June 30, 2003, Parent shall maintain a Leverage Ratio not greater than 1.50:1.

12.          Amendment of Section 13.4.  The second sentence of Section 13.4 is amended in its entirety to read as follows:

The foregoing notwithstanding, any increase or decrease in the Ratable Portion of any Lender and any increase in the Revolving Loan Commitment, Term Loan Commitment or Term Loan II Commitment of any Lender must be in writing and signed by such Lender.

13.          Schedule I.  Schedule I is amended in its entirety to read as Schedule I attached hereto.

14.          Schedule II.  Schedule II is amended in its entirety to read as Schedule II attached hereto.

15.          Exhibit B.  Exhibit B is amended to add the Note attached hereto as Exhibit A to Second Amendment

16.          Exhibit E.  Exhibit E is amended in its entirety to read as Exhibit E attached hereto.

17.          ORA Delinquent Taxes and Mechanics Liens.  Lenders hereby consent to the continuing existence for a period of sixty (60) days after the closing of the ORA Acquisition of delinquent taxes and delinquent mechanics liens (whether such liens have been perfected or not as of the closing of the ORA Acquisition) by ORLV, ORMCC and ORN to the extent such delinquent taxes and delinquent mechanics liens are with respect to obligations incurred before the closing of the ORA Acquisition.

18.          Solvency.  Lenders acknowledge and consent to the circumstance that the representation in Section 6.18 of the Agreement is correct with respect to ORLV, ORMCC and ORN only if the obligations of such Borrowers to Parent are disregarded and, for a period of sixty (60) days after the closing of the ORA Acquisition, if $3,000,000 of trade accounts payable of such Borrowers are disregarded.

19.          Amendment Fee.  Contemporaneously with the execution of this Second Amendment, Borrower shall pay to Administrative Lender, for the ratable benefit of Lenders, an amendment fee of $55,000.

20.          Effective Date.  This Second Amendment shall be effective as of November 27, 2002 upon the payment of the amendment fee and execution and delivery of the Term Loan II Promissory Note.

21.          No Default.  Borrowers represent and warrant to Lenders that (i) no Default exists and (ii) no Default will arise as a result of consummation of the ORA Acquisition.

22.          Ratification.  Except as otherwise provided in this Second Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

23.          One Agreement.  The Agreement, as modified by the provisions of this Second Amendment, shall be construed as one agreement.

24.          Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

25.          Statutory Notice.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

IN WITNESS WHEREOF, this Second Amendment to Amended and Restated Credit Agreement has been duly executed as of the date first written above.

MONACO COACH CORPORATION

		By:	/s/ John W. Nepute
		Title:	President

ROYALE COACH BY MONACO, INC.		MCC ACQUISITION CORPORATION

By:	/s/ John W. Nepute	By:	/s/ John W. Nepute
Title:	Vice President and Treasurer	Title:	Vice President

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Timothy Wass	By:	/s/ Kathy Inman Lucier
Title:	Director of Underwriting	Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.		BANK OF AMERICA, N.A.

By:	/s/ Thomas Marks	By:	/s/ Robert Davison
Title:	Vice President	Title:	Senior Vice President

WASHINGTON MUTUAL BANK		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bruce Kendrex	By:	/s/ Kenneth S. Carson
Title:	Vice President	Title:	Vice President

JOINDER OF PARTIES

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned hereby becomes a “Borrower” under the above referenced Amended and Restated Credit Agreement, as amended, with the same force and effect as if the undersigned had executed and delivered the original Amended and Restated Credit Agreement at the same time as Monaco Coach Corporation, Royale Coach by Monaco, Inc. and MCC Acquisition Corporation.

Dated as of November 27, 2002.

OUTDOOR RESORTS OF NAPLES, INC.		OUTDOOR RESORTS OF LAS VEGAS, INC.

By:	/s/ John W. Nepute	By:	/s/ John W. Nepute
Title:	President	Title:	President

OUTDOOR RESORTS MOTORCOACH COUNTRY CLUB, INC.

By:	/s/ John W. Nepute
Title:	President

SCHEDULE 1

1.             Revolving Loan Commitments:

U.S. Bank National Association  —  $14,181,818.18     (23.636363633%)

GE Commercial Distribution Finance Corporation  —  $7,636,363.64     (12.727272733%)

Washington Mutual Bank  —  $10,818,181.82     (18.030303033%)

Wells Fargo Bank, National Association  —  $10,818,181.82     (18.030303033%)

Union Bank of California, N.A.  —  $8,909,090.90     (14.848484833%)

Bank of America, N.A.  —  $7,636,363.64     (12.727272733%)

2.             Term Loan Commitments:

U.S. Bank National Association  —  $13,818,181.82     (34.54545455%)

GE Commercial Distribution Finance Corporation  —  $4,363,636.36     (10.90909091%)

Washington Mutual Bank  —  $6,181,818.18     (15.45454545%)

Wells Fargo Bank, National Association  —  $6,181,818.18     (15.45454545%)

Union Bank of California, N.A.  —  $5,090,909.09     (12.72727273%)

Bank of America, N.A.  —  $4,363,636.36     (10.90909091%)

3.             Term Loan II Commitments:

U.S. Bank National Association  —  $7,600,000.00     (34.54545455%)

GE Commercial Distribution Finance Corporation  —  $2,400,000.00     (10.90909091%)

Washington Mutual Bank  —  $3,400,000.00     (15.45454545%)

Wells Fargo Bank, National Association  —  $3,400,000.00     (15.45454545%)

Union Bank of California, N.A.  —  $2,800,000.00     (12.72727273%)

Bank of America, N.A.  —  $2,400,000.00     (10.90909091%)

4.             Swing Loan Commitment:

U.S. Bank National Association  —  $10,000,000     (100%)

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5.             Applicable Lending Office and Address for Notices for each Lender:

U.S. Bank National Association
Oregon Commercial Banking
800 Willamette Street, 3rd Floor
PO Box 10553
Eugene, Oregon  97440
Attn:  Ken Carson
Telephone:  (541) 465-4127
Fax:  (541) 342-6712
Email: kenneth.carson@usbank.com

GE Commercial Distribution Finance Corporation
2625 S. Plaza Drive, Suite 201
Tempe, AZ  85282
Attn: Timothy Wass, Vice President
Telephone:  (480) 449-7124
Fax:  (480) 829-3963
Email: timothy.wass@db.com

Wells Fargo Bank, National Association
99 E. Broadway, 2nd Floor
Eugene, OR  97440
Attn: Kathy Lucier, Vice President
Telephone:  (541) 465-5965
Fax:  (541) 465-5764
Email: lucierki@wellsfargo.com

Washington Mutual Bank
1201 Third Avenue, WMT 1445
Seattle, WA  98101
Attn: Bruce Kendrex, Vice President
Telephone:  (206) 377-3888
Fax:  (206) 377-3812
Email: bruce.kendrex@wamu.net

Union Bank of California, N.A.
407 SW Broadway
Portland, OR  97205
Attn:  Tom Marks, Vice President
Telephone:  (503) 225-3693
Fax:  (503) 225-2846
Email: thomas.marks@uboc.com

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Bank of America, N.A.
121 SW Morrison, #1700
Portland, OR  97204
Attn: Robert Davison, Senior Vice President
Telephone:  (503) 279-2809
Fax:  (503) 275-1391
Email: robert.a.davison@bankofamerica.com

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SCHEDULE II

Pricing Schedule

	Level I	Level II	Level III	Level IV
LIBOR Margin — Revolving Loans	125	150	175	200
Prime Margin — Revolving Loans	0	0	0	25
LIBOR Margin — Term Loans and Term Loans II	150	175	200	225
Prime Margin — Term Loans and Term Loans II	0	0	0	25
Fee Percentage	25	25	37.5	50

For purposes of this Pricing Schedule, the following terms have the following meanings:

“Level I” applies on any day if, on such day, the applicable Leverage Ratio is less than 1.00:1.

“Level II” applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.00:1 and less than 1.25:1.

“Level III” applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.25:1 and less than 1.50:1.

“Level IV” applies on any day if, on such day, the applicable Leverage Ratio is 1.50:1 or greater.

For purposes of this Pricing Schedule, the Leverage Ratio shall be calculated once every quarter based on the financial information most recently reported by Borrowers’ Agent pursuant to Section 8.3 of the Agreement; provided, however, that the Leverage Ratio shall not be computed on the financial information most recently reported by Borrowers’ Agent until the later of the first day of the month after receipt of such information or five Business Days after the receipt thereof, and if the most recent report required pursuant to Section 8.3 has not been delivered, or if Administrative Lender reasonably objects to the accuracy of such report within five Business Days after the receipt thereof, the next higher Level from the Level then in effect shall apply until such time as the delinquent report is delivered or Administrative Lender’s objections are resolved to Administrative Lender’s reasonable satisfaction.

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EXHIBIT A to SECOND AMENDMENT

Term Loans II Promissory Note

$22,000,000	November 27, 2002

FOR VALUE RECEIVED, the undersigned, MONACO COACH CORPORATION, a Delaware corporation, ROYALE COACH BY MONACO, INC., an Indiana corporation, MCC ACQUISITION CORPORATION, a Delaware corporation, OUTDOOR RESORTS OF NAPLES, INC., a Florida corporation, OUTDOOR RESORTS OF LAS VEGAS, INC., a Nevada corporation and OUTDOOR RESORTS MOTORCOACH COUNTRY CLUB, INC., a California corporation (each individually referred to as “Borrower” and all collectively referred to as “Borrowers”) hereby jointly and severally promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION as Administrative Lender for the ratable benefit of the Lenders (“Administrative Lender”) in the manner and at the times provided in that certain Amended and Restated Credit Agreement among Borrowers, U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of September 28, 2001, (as amended, modified or supplemented from time to time, the “Credit Agreement”), the principal sum of Twenty-Two Million Dollars ($22,000,000).

This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement.  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement.  All payments of principal and interest hereunder shall be made to Administrative Lender in lawful money of the United States and in same day or immediately available funds.

Administrative Lender is authorized but not required to record the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Administrative Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Administrative Lender’s failure to so record such amounts shall not limit or otherwise affect Borrower’s obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

Borrowers shall pay all costs of collection, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise).  No delay or failure on the part of Administrative Lender to exercise

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any of its rights hereunder shall be deemed a waiver of such rights or any other right of Administrative Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion.  Borrowers and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence and during the continuation of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrowers.

Borrowers’ obligations evidenced by this promissory note are secured by the collateral described in the Loan Documents.  The Loan Documents describe the rights of Administrative Lender with respect to the collateral.

In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY ANY LENDER OR ADMINISTRATIVE LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY SUCH LENDER OR ADMINISTRATIVE LENDER TO BE ENFORCEABLE.

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MONACO COACH CORPORATION		ROYALE COACH BY MONACO, INC.

By:	/s/ Marty Daley	By:	/s/ Marty Daley
Title:	VP and CFO	Title:	VP

OUTDOOR RESORTS MOTORCOACH COUNTRY CLUB, INC.		MCC ACQUISITION CORPORATION

By:	/s/ Marty Daley	By:	/s/ Marty Daley
Title:	Treasurer	Title:	VP

OUTDOOR RESORTS OF NAPLES, INC.		OUTDOOR RESORTS OF LAS VEGAS, INC.

By:	/s/ Marty Daley	By:	/s/ Marty Daley
Title:	Treasurer	Title:	Treasurer

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EXHIBIT B to SECOND AMENDMENT

Additional Permitted Liens

1.             The Deed of Trust recorded as Document No. 02830 of the records of the Office of County Recorder of Clark County, Nevada encumbering ORLV’s real property for the benefit of Parent.

2.             The Deed of Trust recorded as Instrument No. 2001-569395 of the records of the Office of the Recorder of Riverside County, California encumbering ORMCC’s real property for the benefit of Parent.

3.             The Deed of Trust recorded in Book 2905, Page 743 of the records of the Office of the Recorder of Collier County, Florida encumbering ORN’s real property for the benefit of Parent to secure ORN’s indebtedness to Parent.

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EXHIBIT E

Notice of Conversion or Continuation

U.S. Bank National Association
Agency Services Group
1420 Fifth Ave., 9th Floor
P.O. Box 720
Seattle, WA.  98111-0720
Attn:  Young Hahn
Fax:  (206) 587-7022

Reference is made to that certain Amended and Restated Credit Agreement among Monaco Coach Corporation, Royale Coach By Monaco, Inc., MCC Acquisition Corporation, Outdoor Resorts of Naples, Inc., Outdoor Resorts of Las Vegas, Inc. and Outdoor Resorts Motorcoach Country Club, Inc. (each individually referred to as a “Borrower” and all collectively referred to as “Borrowers”), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of September 28, 2001, (as amended, modified or supplemented from time to time, the “Credit Agreement”).  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

1.             Pursuant to Section 3.6 of the Credit Agreement, Borrowers’ Agent, on behalf of Borrowers, hereby requests [the continuation of all or part of outstanding LIBOR Loans with Fixed Rate Terms ending on                           ] [the conversion of all or part of its outstanding Prime Rate Loans], as follows:

(a)           The Loans to which this Notice applies are $                  of Revolving Loans, $               of Term Loans and $                    of Term Loans II.

(b)           The effective date of continuation and/or conversion is to be                     .

(c)           The aggregate amount of [said outstanding LIBOR Loans that are Revolving Loans to be continued as] [said outstanding Prime Rate Loans that are Revolving Loans to be converted to] LIBOR Loans, and each requested Fixed Rate Term, are:

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Amount	Fixed Rate Term

$	months

$	months

(d)           The aggregate amount of said outstanding LIBOR Loans that are Revolving Loans to be continued as Prime Rate Loans is $              .

(e)           The aggregate amount of [said outstanding LIBOR Loans that are Term Loans to be continued as] [said outstanding Prime Rate Loans that are Term Loans to be converted to] LIBOR Loans, and each requested Fixed Rate Term, are:

Amount	Fixed Rate Term

$	months

$	months

(f)            The aggregate amount of said outstanding LIBOR Loans that are Term Loans to be continued as Prime Rate Loans is $                  .

(g)           The aggregate amount of [said outstanding LIBOR Loans that are Term Loans II to be continued as] [said outstanding Prime Rate Loans that are Term Loans II to be converted to] LIBOR Loans, and each requested Fixed Rate Term, are:

Amount	Fixed Rate Term

$	months

$	months

(h)           The aggregate amount of said outstanding LIBOR Loans that are Term Loans II to be continued as Prime Rate Loans is $                   .

2.             Borrowers’ Agent, on behalf of Borrowers, hereby certifies to Administrative Lender and Lenders that, on the date of this Notice of Conversion or Continuation, no Default has occurred and is continuing.

2

The party signing below on behalf of Borrowers’ Agent is an Authorized Representative and has caused this Notice of Conversion or Continuation to be duly executed on behalf of Borrowers as of                             .

MONACO COACH CORPORATION

By:
Title:

3